UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA	91436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On November 30, 2014, CU Bancorp, a California corporation and the parent of California United Bank, a California state-chartered commercial bank (“California United”), completed its previously announced acquisition of 1st Enterprise Bank (“1st Enterprise”) pursuant to the merger (the “Merger”) of 1st Enterprise with and into California United. The Merger became effective on November 30, 2014, pursuant to the terms of the Agreement and Plan of Merger, dated June 2, 2014, as amended, by and among CU Bancorp, 1st Enterprise and California United (the “Merger Agreement”). California United survived the Merger and will continue the commercial banking operations of the combined bank. On December 1, 2014, CU Bancorp issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of 1st Enterprise common stock (other than Excluded Shares and Dissenting Shares as those terms are defined in the Merger Agreement) was converted into the right to receive 1.3450 of a share of the CU Bancorp common stock. The 16,400 shares of 1st Enterprise Non-Cumulative Perpetual Preferred Stock, Series D (the “1st Enterprise Preferred Stock”) were converted into the right to receive 16,400 shares of CU Bancorp’s Non-Cumulative Perpetual Preferred Stock, Series A (the “CU Bancorp Preferred Stock”), having the same rights (including with respect to dividends), preferences, privileges, voting powers, limitations and restrictions as the 1st Enterprise Preferred Stock.

As part of the transactions contemplated in the Merger Agreement, effective November 30, 2014, CU Bancorp adopted the 1st Enterprise 2006 Stock Incentive Plan, as amended, as its own equity plan and all stock options granted by 1st Enterprise thereunder (other than stock options held by certain founders of 1st Enterprise, all of which were exercised prior to the Merger) will now be exercisable for CU Bancorp common stock on substantially the same terms but adjusted to reflect the exchange ratio set forth in the Merger Agreement, subject to compliance with Section 409A of the Internal Revenue Code of 1968, as amended. It is intended that no new stock options, restricted stock or other equity will be granted under the 2006 Stock Incentive Plan after the Merger, although CU Bancorp will continue to provide for equity awards under its other equity compensation plans.

Based on CU Bancorp’s closing price of $19.60 per share on November 28, 2014, and without giving effect to any Dissenting Shares, the aggregate Merger consideration to be paid to former holders of 1st Enterprise common stock is approximately $112 million.

Each share of CU Bancorp’s common stock remains outstanding and was unaffected by the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K filed on November 17, 2014 and is incorporated herein by reference.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                        Compensatory Arrangements of Certain Officers.

Effective November 30, 2014, concurrent with the completion of the Merger, Kenneth L. Bernstein and Robert C. Matranga retired, and Anne A. Williams (together with Messrs. Bernstein and Matranga, the “Departing Directors”) resigned, from the Board of Directors of CU Bancorp. Also effective November 30, 2014, the size of CU Bancorp’s Board of Directors was increased from eleven to twelve directors, and four former directors of 1st Enterprise, David C. Holman, K. Brian Horton, Charles R. Beauregard and Jeffrey J. Leitzinger, Ph.D. (collectively, the “1st Enterprise Directors”), were appointed to the Board.

The Departing Directors served on the following committees: Audit and Risk Committee and Compensation, Nominating and Corporate Governance Committee. Mr. Bernstein was Chairman of the California United Bank Loan Committee.

The 1st Enterprise Directors will serve on the following committees of the Board of Directors of CU Bancorp or California United Bank:

- California United Bank Loan Committee: Messrs. Beauregard (Chairman) and Horton

- CU Bancorp Compensation, Nominating and Corporate Governance Committee: Mr. Holman

- CU Bancorp Audit and Risk Committee: Messrs. Beauregard and Leitzinger

- CU Bancorp Executive Committee: Mr. Holman

In addition, Mr. Leitzinger will serve as the Board of Directors’ liaison to California United Bank’s Asset Liability Management Committee, which is a committee consisting of members of management.

Also in connection with the Merger and as contemplated by the Merger Agreement, on December 1, 2014 K. Brian Horton, the former President of 1st Enterprise, was appointed President of CU Bancorp and California United. David I. Rainer continues to serve as Chairman and Chief Executive Officer of CU Bancorp and California United.

CU Bancorp has agreed to pay compensation to Mr. Horton for his service as President of CU Bancorp and California United of $340,000 per year; to provide him with certain perquisites, including a club membership and following the Merger awarded him 20,000 shares of restricted stock under its 2007 Equity and Incentive Plan which will vest at the rate of 50% on the second anniversary of the award date, another 25% on the third anniversary of the award date, and the remaining 25% on the fourth anniversary of the award date.

Mr. Horton’s appointment as President of CU Bancorp and California United was pursuant to the terms of the Merger Agreement. There is no family relationship between Mr. Horton and any of the directors or officers of CU Bancorp or California United.

CU Bancorp believes that Mr. Horton’s business experience as President and a director of 1st Enterprise Bank give him the qualifications and skills necessary to serve as President and a director of CU Bancorp and California United. The following is a description of Mr. Horton’s business experience, as well as the specific experience, qualifications, attributes and skills which led to the conclusion that Mr. Horton should serve as President and a member of CU Bancorp’s board of directors.

Mr. Horton brings more than 27 years of commercial banking experience in Southern California to CU Bancorp and California United. Since February 2006, Mr. Horton has served as President and a director of 1st Enterprise. Mr. Horton was selected to serve on the Board because of his lengthy experience in the financial services industry and as a bank director, and his accumulated knowledge of the operations of 1st Enterprise. CU Bancorp believes that including the president on the board of directors is essential to providing appropriate information to the board about the company and management progress on California United’s value and on corporate initiatives. As a banker with more than 27 years of experience in community banking, strong leadership and executive experience, Mr. Horton can provide valuable knowledge and insight as to all aspects of the company’s operations. Mr. Horton also serves as Chairman of the Board of Directors and Chairman of the Audit Committee for Goodwill Industries of Orange County.

Item 9.01        Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

CU Bancorp intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

CU Bancorp intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

The following exhibit is filed herewith.

99.1	Press release of CU Bancorp, dated December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2014	CU BANCORP

/s/ Anita Wolman
Anita Wolman
Executive Vice President, General Counsel & Corporate Secretary

Exhibit No.	Description

Exhibit 99.1	Press release of CU Bancorp, dated December 1, 2014.